Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 13, 2006, accompanying the combined financial statements of Marlin Energy Offshore, L.L.C., Marlin Texas GP, L.L.C. and Marlin Texas, L.P. contained in this Registration Statement and Prospectus on Amendment No. 1 to Form S-1. We consent to the use of the aforementioned report in this Registration and Prospectus on Form S-1 and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Houston, Texas

March 26, 2007